Exhibit 99.1

SUBSCRIPTION AGREEMENT

Future Canada China Environment Inc.
114 West Magnolia Street
Suite 437
Bellingham, WA 98225

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Future Canada China Environment Inc. (the “Company”) at a price of $0.20 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Ms. Hsi Chun Chiang solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Chiang.

MAKE CHECK PAYABLE TO: FUTURE CANADA CHINA ENVIRONMENT INC.

Executed this _____day of ___________________, 2008.

____________________________________________			____________________________________________

____________________________________________			Signature of Purchaser

____________________________________________
Address of Purchaser

____________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_________________________	X $0.20 _______________ = US$
Number of Shares Purchased	Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: ____________

FUTURE CANADA CHINA ENVIRONMENT INC.

By: _________________________________________

Title: ________________________________________